EXHIBIT 21
Pride International, Inc. Subsidiaries as of 12/31/10

Company Name	Jurisdiction
Andre Maritime Ltd.	Bahamas
Caland Boren B.V.	Netherlands
Dupont Maritime Ltd.	Liberia
Durand Maritime SAS	France
Forasub B.V.	Netherlands
Forinter Limited	Channel Islands
Global Offshore Drilling Ltd.	British Virgin Islands
Inter-Drill Limited	Bahamas
International Technical Services LLC	Delaware
Internationale de Travaux et de Materiel (I.T.M.) S.A.S.	France
Larcom Insurance, Ltd.	Bermuda
Martin Maritime Ltd.	Bahamas
Medfor (L) Ltd.	Malaysia
Petroleum International PTE Ltd.	Singapore
Petroleum Supply Company	Delaware
Pride Arabia Limited	Saudi Arabia
Pride do Brasil Servicios de Petroleo, Ltda.	Brazil
Pride Deepwater (BVI) 1, Ltd.	British Virgin Islands
Pride Deepwater (BVI) 2, Ltd.	British Virgin Islands
Pride Deepwater International Cooperatief UA	Netherlands
Pride Deepwater USA, Inc.	Delaware
Pride Finance Co. LLC	Delaware
Pride Foramer S.A.S.	France
Pride Forasol Drilling Nigeria Limited	Nigeria
Pride Forasol S.A.S.	France
Pride Global I Ltd.	British Virgin Islands
Pride Global II Ltd.	British Virgin Islands
Pride Global III Ltd.	British Virgin Islands
Pride Global Ltd.	British Virgin Islands
Pride Global Offshore Nigeria Limited	Nigeria
Pride International Egypt LLC	Egypt
Pride International Ltd.	British Virgin Islands
Pride International Management Company LP	Texas
Pride International Management GP LLC	Delaware
Pride International Management LP LLC	Delaware
Pride International Services, Inc.	Delaware
Pride North America LLC	Delaware
Pride Offshore International LLC	Delaware
Pride Offshore Servicos de Petroleo Ltda.	Brazil
Pride South Pacific LLC	Delaware
Pride Tennessee LLC	Delaware
Pride Wisconsin LLC	Delaware
Pridemad Holdings SGPS Unipessoal Ltda.	Madeira
Societe Maritime de Services “SOMASER” S.A.S.	France
Sonamer Angola Ltd.	Bahamas
Sonamer Drilling International Limited	Bahamas
Sonamer France S.A.S.	France
Sonamer Jack-Ups Ltd.	Bahamas
Sonamer Limited	Bahamas
Sonamer Perfuracoes Ltd.	Bahamas
Westville Management Corporation	British Virgin Islands